As filed with the Securities and Exchange Commission on July 1, 2016.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CROWN CASTLE INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	76-0470458
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1220 Augusta Drive, Suite 600 Houston, Texas	77057
(Address of Principal Executive Offices)	(Zip Code)

(Address, including zip code, of Principal Executive Offices)

CROWN CASTLE INTERNATIONAL CORP. 401(k) PLAN

CROWN CASTLE PUERTO RICO 1165(e) PLAN

(Full title of the plans)

Daniel K. Schlanger

Senior Vice President and Chief Financial Officer

Crown Castle International Corp.

1220 Augusta Drive, Suite 600

Houston, Texas 77057

(Name and Address for Agent For Service)

(713) 570-3000

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Kenneth J. Simon

Senior Vice President and General Counsel

Crown Castle International Corp.

1220 Augusta Drive, Suite 600

Houston, Texas 77057

(713) 570-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-Accelerated Filer	☐	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share (3)	1,000,000 shares	$95.65	$95,650,000.00	$9,631.96
Common Stock, par value $0.01 per share (4)	16,000 shares	$95.65	$1,530,400.00	$154.11
Total	1,016,000 shares	$95.65	$97,180,400.80	$9,786.07

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of Crown Castle International Corp. (“Registrant” or “Company”) common stock, par value $0.01 per share (“Common Stock”), with respect to the shares registered herein in the event of stock splits, stock dividends and similar transactions.
(2)	Estimated pursuant to Rule 457(c) and (h) of the Securities Act, based upon the average of the high and low sale prices per share of the Common Stock on June 24, 2016, as reported by the New York Stock Exchange.
(3)	The Crown Castle International Corp. 401(k) Plan (“401(k) Plan”).
(4)	The Crown Castle Puerto Rico 1165(e) Plan (“1165(e) Plan” and, together with the 401(k) Plan, “Plans”).

EXPLANATORY NOTE

This Registration Statement on Form S-8 (“Registration Statement”) is being filed pursuant to General Instruction E to Form S-8 under the Securities Act for the purpose of registering 1,016,000 additional shares of Common Stock of the Registrant that may be issued in connection with the Plans. The contents of the Registrant’s previously filed Form S-8 Registration Statement (File No. 333-181715) as filed with the Securities and Exchange Commission (“SEC” or “Commission”) on May 25, 2012, as amended by a post-effective amendment filed on December 16, 2014, pursuant to which a total of 1,016,000 shares of Common Stock issuable under the Plans were registered under the Securities Act, is hereby incorporated by reference in its entirety, except as otherwise updated or modified by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by us with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed on May 9, 2016;

•	Current Reports on Form 8-K filed on January 22, 2016, January 27, 2016 (relating to Item 5.02), January 29, 2016, February 8, 2016, February 24, 2016, March 9, 2016 (solely with respect to Item 5.02), April 27, 2016, May 6, 2016, May 20, 2016 (solely with respect to Item 5.07) and June 21, 2016; and

•	The “Description of Capital Stock” section of our Registration Statement on Form 8-A filed with the SEC on August 4, 1998, the “Description of Capital Stock” section of our Registration Statement on Form S-3 filed with the SEC on July 10, 2000, as amended by Amendment No. 1 to Form S-3 filed with the SEC on July 17, 2000, the “Description of Crown Castle Capital Stock” section of our Registration Statement on Form S-4 filed with the SEC on November 6, 2006, as amended by Amendment No. 1 to Form S-4 filed with the SEC on November 29, 2006, the “Description of Capital Stock” section of our Registration Statement on Form S-3 filed with the SEC on January 16, 2009, the “Description of Capital Stock” section of our Registration Statement on Form S-3 filed with the SEC on April 3, 2012, the “Description of Capital Stock” section of our Registration Statement on Form S-3 filed with the SEC on March 27, 2015, and any other amendments and reports filed for the purpose of updating such description.

All documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Items 2.02 or 7.01 on any Current Report on Form 8-K) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered under the Plans have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 8.	EXHIBITS.

Exhibit Number	Description
4.1	Restated Certificate of Incorporation of Crown Castle International Corp. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on December 16, 2014).

4.2	Amended and Restated By-Laws of Crown Castle International Corp. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on August 4, 2015).

4.3	Specimen Certificate of Common Stock (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Commission on December 16, 2014).

5.1*	Opinion of Counsel.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Counsel (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.

Pursuant to Item 8(b) of Form S-8, in lieu of an opinion of counsel concerning compliance with the requirements of ERISA and determination letters that the Plans are qualified under Section 401 of the Internal Revenue Code or the Puerto Rico Internal Revenue Code, as applicable, the Registrant undertakes that it will submit or has submitted the Plans and any amendment thereto to the Internal Revenue Service (“IRS”) or the Puerto Rico Treasury Department (“PRT”), as applicable, in a timely manner and has made or will make all changes required by the IRS or the PRT, as applicable, in order to qualify the Plans.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 1, 2016.

CROWN CASTLE INTERNATIONAL CORP.

By:	/s/ Jay A. Brown
Jay A. Brown
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 1, 2016.

CROWN CASTLE INTERNATIONAL CORP. 401(K) PLAN

By:	/s/ Kenneth J. Simon
Kenneth J. Simon
Senior Vice President and General Counsel

Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 1, 2016.

CROWN CASTLE PUERTO RICO 1165(E) PLAN

By:	/s/ Kenneth J. Simon
Kenneth J. Simon
Senior Vice President and General Counsel

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Kenneth J. Simon, Jay A. Brown and Daniel K. Schlanger, and each of them, any one of whom may act without joinder of the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement (including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on this 1st day of July, 2016.

Signature	Capacity

/s/ Jay A. Brown	President, Chief Executive Officer and Director (Principal Executive Officer)
Jay A. Brown

/s/ Daniel K. Schlanger	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
Daniel K. Schlanger

/s/ Rob A. Fisher	Vice President and Controller (Principal Accounting Officer)
Rob A. Fisher

/s/ J. Landis Martin	Chairman of the Board of Directors
J. Landis Martin

/s/ P. Robert Bartolo	Director
P. Robert Bartolo

/s/ Cindy Christy	Director
Cindy Christy

/s/ Ari Q. Fitzgerald	Director
Ari Q. Fitzgerald

/s/ Robert E. Garrison	Director
Robert E. Garrison

/s/ Dale N. Hatfield	Director
Dale N. Hatfield

/s/ Lee W. Hogan	Director
Lee W. Hogan

/s/ Edward C. Hutcheson, Jr.	Director
Edward C. Hutcheson, Jr.

/s/ Robert F. McKenzie	Director
Robert F. McKenzie

/s/ Anthony J. Melone	Director
Anthony J. Melone

/s/ W. Benjamin Moreland	Executive Vice-Chairman and Director
W. Benjamin Moreland

EXHIBIT INDEX

Exhibit Number	Description
4.1	Restated Certificate of Incorporation of Crown Castle International Corp. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on December 16, 2014).

4.2	Amended and Restated By-Laws of Crown Castle International Corp. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on August 4, 2015).

4.3	Specimen Certificate of Common Stock (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Commission on December 16, 2014).

5.1*	Opinion of Counsel.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Counsel (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.